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                                                                   EXHIBIT 10.28

                                 CEO CASH AWARD

SCOPE:

This policy applies to all HB Enterprise associates receiving cash awards by the Chief Executive Officer as authorized by the Compensation and Management Development Committee of the Board of Directors.

PURPOSE AND OBJECTIVE:

The CEO Cash Award was authorized by the Compensation and Management Development Committee ("Committee") of the Hillenbrand Industries Board of Directors to create an annual limited delegation of authority for the Hillenbrand Industries Chief Executive Officer ("CEO") to grant discretionary cash awards to employees. The cash award pool amount will be determined annually by the Committee. The purpose of this policy is to document the administration and control features of the CEO Cash Award Pool.

POLICY:

The Chief Executive Officer of Hillenbrand Industries shall have the authority each fiscal year, until modified or terminated by the Committee, to grant cash awards in an aggregate amount of $250,000, which may be subsequently adjusted by the Committee.

The persons eligible to be granted awards by the Chief Executive Officer shall be employees of Hillenbrand Industries or any Subsidiary, and who are not members of the Operating Leadership Team ("OLT") or members of the Board of Directors of Hillenbrand Industries.

The Chief Executive Officer shall have the authority each fiscal year to grant awards to any one employee, who satisfies the eligibility requirements as defined above, in an aggregate amount to that employee, which does not exceed 10% of the annual Cash Award Pool, as established above.

Awards not granted from the CEO Cash Award Pool by the Chief Executive Officer in any fiscal year as set forth above, shall not carry over to any subsequent fiscal year. Any other cash awards in addition to or outside of this policy will need pre-approval of the Compensation Committee. Each year the Compensation Committee will review the individual grants made in the previous fiscal year for policy compliance and information purposes.

The Committee shall have the right and authority to terminate or modify the CEO Cash Award Pool and any related terms and conditions at any time.

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PROCEDURES:

Awards may be nominated by any OLT member of Hillenbrand Industries or any Subsidiary at any time, by submitting to the Hillenbrand Industries Vice-President, Human Resources the eligible employee(s) with the proposed award amount and the reason for award recommendation.

Awards will be appropriately accrued and expensed at department level within each operating unit.

The Vice-President, Human Resources or his designate will review the proposed award with the policy eligibility and compliance guidelines as established above and Exhibit A.

After review and acceptance by the Vice-President, Human Resources, the award will be presented to the Chief Executive Officer for approval on a form established for that purpose and as attached as Award Template.

An accounting of all CEO Cash Awards will be maintained by the Vice-President, Human Resources or designate, for each fiscal year and will be presented annually to the Compensation Committee for their review.

The Vice-President, Human Resources is responsible for all procedures implementation and interpretation.

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CEO CASH AWARD EXHIBIT A:

                                                    HILLENBRAND INDUSTRIES, INC.
                                                      CEO DISCRETIONARY AWARDS
                                                           CASH AWARD POOL
                                                            AWARDED 20XX

FY20XX AWARDS TO DATE XX/XX/20XX

   TYPE OF AWARD      DESCRIPTION
NAME OF RECEIPIENT   DATE OF AWARD   $ AWARDED
------------------   -------------   ---------
Name                     (Date)
Name                     (Date)
Name                     (Date)
Name                     (Date)

                                     ---------
                                         --      TOTAL EQUIVALENT AWARDS
                                     =========   Maximum $250,000 per year

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                          Hillenbrand Industries, Inc.
                                 CEO CASH AWARD

On the date indicated below, the Chief Executive Officer of Hillenbrand Industries, Inc. has awarded $x,xxx to (Name), in recognition of.

Date of Award        _________________

Nominating Manager   _________________


CEO Approval         _________________
                     CEO SIGNATURE

REFERENCES:

     Resolution as approved by the Compensation and Management Development Committee of the Hillenbrand Industries, Inc. Board of Directors, November 29, 2005.